Exhibit 99

Contact: Richard Crowley
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone:   (408) 944-0800
                                                                  [Micrel Logo]
PRESS RELEASE

              MICREL REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

  * First quarter revenues of $63.1 million, down 2% sequentially and 7% year-over-year
  * First quarter gross margin increases to 58.1% from 57.3% in the previous quarter
  * First quarter net income per diluted share of $0.23, compared with $0.11 in fourth quarter and $0.10 in first quarter 2006

   San Jose, CA, April 25, 2007 - Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced financial results for the first quarter ending March 31, 2007.

   Revenues for the first quarter were $63.1 million, a decrease of 2% from fourth quarter of 2006 revenues of $64.5 million and 7% lower than revenues of $68.1 million recorded in the year-ago period. First quarter net income was $17.9 million, or $0.23 per diluted share compared with net income of $8.8 million, or $0.11 per diluted share in the fourth quarter of 2006 and $8.7 million, or $0.10 per diluted share in the year ago period. Included in first quarter net income is a one-time $15.5 million pre-tax gain associated with a legal settlement, which after income taxes, is equivalent to $0.13 per diluted share.

   Order rates increased on a sequential basis in the first quarter. The improvement in bookings was driven by higher order levels from customers serving the high speed communications, wireless handset and industrial end markets. In addition, bookings increased across all geographic areas, resulting in a book-to-bill ratio greater than one.

   "We are encouraged by the improvement in demand we experienced in the first quarter," stated Ray Zinn, president and CEO of Micrel. "Although customers continued to closely monitor and control their inventories during the period, the order rates the Company experienced suggest that customer and channel

MICREL REPORTS FIRST QUARTER 2007 RESULTS
April 25, 2007
Page 2 of 6

inventories have fallen to levels consistent with current end demand. While the improvement in demand did not prevent a sequential decline in revenues, we are pleased that Micrel's first quarter gross margin increased on a sequential basis. This gross margin improvement was accomplished while reducing our inventory levels. Importantly, cash flows continued to be strongly positive and we released an exciting group of new products during the quarter."

   As announced yesterday, Micrel's board of directors has authorized the commencement of a quarterly dividend payment. The initial dividend payment of $0.03 per share of common stock will paid on May 30, 2007 to shareholders of record as of May 8, 2007.

   Outlook
   -------
   Order lead times for the Company's products remain fairly stable at four to six weeks, but a relatively high proportion of quarterly revenue must still be booked and shipped within the quarter to OEM customers, or resold through the Company's distributors. Based upon current backlog levels and demand estimates, the Company projects second quarter 2007 revenues will increase sequentially by 2% to 6%, and earnings per diluted share will be in a range of $0.10 to $0.12.

   Conference Call
   ---------------
   The Company will host a conference call at 4:30 p.m. Eastern time
(1:30 p.m. Pacific time) on April 25, 2007. Chief Executive Officer Raymond Zinn and Chief Financial Officer Richard Crowley will present an overview of first quarter financial results, discuss current business conditions and then respond to questions.

   The call is available, live, to any interested party on a listen only basis by dialing (866) 249-5225. For international callers, please dial
(303) 262-2125. Interested callers should dial-in at least five minutes before the scheduled start time and ask to be connected to the Micrel, Incorporated Conference Call. A live webcast will also be available through www.vcall.com. An audio replay of the conference call will be available through May 2, 2007, by dialing (303) 590-3000 or (800) 405-2236 and entering access code number 11088231. The webcast replay will also be available on the Company's website at: www.micrel.com.

MICREL REPORTS FIRST QUARTER 2007 RESULTS
April 25, 2007
Page 3 of 6


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
 1995

   This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, net income, earnings per share, order lead times, customer demand, customer and supply chain inventory levels and the nature of macro-economic and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements; the global economic situation; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel's common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to
time; and Micrel's operating cash flow.   For further discussion of these
risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2006. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

   About Micrel
   ------------
   Micrel Inc., is a leading global manufacturer of IC solutions for the
worldwide analog, Ethernet and high bandwidth markets.   The Company's
products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical

MICREL REPORTS FIRST QUARTER 2007 RESULTS
April 25, 2007
Page 4 of 6


layer transceiver ICs. Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In addition, the Company maintains an extensive network of distributors and sales representatives worldwide.

   For further information, contact Richard Crowley at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California, 95131, (408) 944-0800; or visit our website at: http://www.micrel.com.

                          -Financial Tables to Follow

MICREL REPORTS FIRST QUARTER 2007 RESULTS
April 25, 2007
Page 5 of 6

                              MICREL, INCORPORATED
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                                    Three  Months  Ended
                                             ---------------------------------
                                             March 31,  December 31, March 31,
                                                2007        2006        2006
                                             ---------   ---------   ---------
Net revenues                                 $  63,113   $  64,482   $  68,151
Cost of revenues(1)                             26,426      27,555      28,257
                                             ---------   ---------   ---------
Gross profit                                    36,687      36,927      39,894
Operating expenses:
  Research and development(1)                   13,252      12,813      13,038
  Selling, general and administrative(1)        12,137      11,485      13,411
  Other operating expense (income)                 --           53         --
  Restructuring expense                             44         168         --
                                             ---------   ---------   ---------
    Total operating expenses                    25,433      24,519      26,449
                                             ---------   ---------   ---------
Income from operations                          11,254      12,408      13,445
Other income (expense):
  Interest Income                                1,501       1,426       1,411
  Interest Expense                                (152)       (146)       (163)
  Other income                                  15,514           8           4
                                             ---------   ---------   ---------
    Total other income (expense)                16,863       1,288       1,252
                                             ---------   ---------   ---------
Income before income taxes                      28,117      13,696      14,697
Provision for income taxes                      10,249       4,883       5,996
                                             ---------   ---------   ---------
Net income                                   $  17,868   $   8,813   $   8,701
                                             =========   =========   =========
Net income per share:
  Basic                                      $    0.23   $    0.11   $    0.10
                                             =========   =========   =========
  Diluted                                    $    0.23   $    0.11   $    0.10
                                             =========   =========   =========
Shares used in computing per share amounts:
  Basic                                         77,738      78,372      84,025
                                             =========   =========   =========
  Diluted                                       78,750      79,476      85,794
                                             =========   =========   =========

(1) Includes amortization of stock-based
     compensation as follows:
      Cost of revenues                       $     302   $     353   $     182
      Research and development                     479         497       1,065
      Selling, general and administrative          489         591       1,109

MICREL REPORTS FIRST QUARTER 2007 RESULTS
April 25, 2007
Page 6 of 6

                              MICREL, INCORPORATED
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                  (Unaudited)
                                                        March 31,  December 31,
                                                          2007         2006
                                                       ----------   ----------
ASSETS
CURRENT ASSETS:
  Cash, cash equivalents, restricted cash
   and short-term investments                          $  129,832   $  109,938
  Accounts receivable, net                                 33,781       31,092
  Inventories                                              36,200       37,183
  Deferred income taxes                                    24,127       23,096
  Other current assets                                      2,616        3,084
                                                       ----------   ----------
  Total current assets                                    226,556      204,393

PROPERTY, PLANT AND EQUIPMENT, NET                         77,795       78,665
INTANGIBLE ASSETS, NET                                      4,301        4,714
DEFERRED INCOME TAXES(1)                                    8,091       11,158
OTHER ASSETS                                                1,351        1,343
                                                       ----------   ----------
TOTAL                                                  $  318,094   $  300,273
                                                       ==========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                     $   15,645   $   17,429
  Taxes payable(1)                                          4,768          --
  Deferred income on shipments to distributors             23,257       21,705
  Other current liabilities                                20,671       22,564
  Current portion of long-term debt                            41           80
                                                       ----------   ----------
    Total current liabilities                              64,382       61,778

LONG-TERM TAXES PAYABLE(1)                                  2,132          --
OTHER LONG-TERM OBLIGATIONS                                   450          453

SHAREHOLDERS' EQUITY:
  Common stock                                             10,804       15,585
  Deferred stock compensation                                 --           --
  Accumulated other comprehensive loss                        (34)         (35)
  Retained earnings                                       240,360      222,492
                                                       ----------   ----------
TOTAL SHAREHOLDERS' EQUITY                                251,130      238,042
                                                       ----------   ----------
TOTAL                                                  $  318,094   $  300,273
                                                       ==========   ==========

(1) On January 1, 2007, Micrel adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). Implementation of FIN 48 resulted in a $2.1 million reclassification from current taxes payable to long-term taxes payable and an additional $2.5 million was reclassified from current taxes payable to reduce long term deferred tax assets.